EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 33-84226 and 33-80858 of Full House Resorts, Inc. on form S-8 of our report dated March 7, 1997, appearing in this Annual Report on Form 10-KSB of Full House Resorts, Inc. for the year ended December 31, 1996.

DELOITTE & TOUCHE llp

Reno, Nevada
March 24, 1997